As filed with the Securities and Exchange Commission on March 3, 2025

Registration No. 333-276992

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT No. 1

TO

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Spirit Airlines, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	38-1747023
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1731 Radiant Drive

Dania Beach, Florida 33004

(954) 447-7920

(Address, including zip code, and telephone number, including area code, of Principal Executive Offices)

Thomas C. Canfield

Senior Vice President, General Counsel & Secretary

1731 Radiant Drive

Dania Beach, Florida 33004

(954) 447-7920

(Address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Yasin Keshvargar

Davis Polk and Wardwell LLP

450 Lexington Ave,

New York, New York 10017

212-450-4839

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On February 9, 2024, Spirit Airlines, Inc. (the “Company”) filed a Registration Statement on Form S-3 (the “Registration Statement”). This Post-Effective Amendment No.1 to the Registration Statement (“Post-Effective Amendment”) is being filed in order to deregister all securities that were registered under the Registration Statement and remain unsold.

On November 18, 2024, the Company filed a voluntary petition in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) for relief under the provisions of Chapter 11 of Title 11 of the United States Code. On February 20, 2025, the Bankruptcy Court confirmed the First Amended Joint Chapter 11 Plan of Reorganization of Spirit Airlines, Inc. And its Debtor Affiliates (the “Plan”). The Company expects that the effective date of the Plan will occur once all conditions precedent to the Plan have been satisfied.

The Company has terminated all offerings of securities pursuant to the Registration Statement. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities of the Company that had been registered under the Registration Statement which remain unsold at the termination of such offering, the Company hereby removes from registration by means of this Post-Effective Amendment all of such securities of the Company registered but unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dania Beach, State of Florida, on March 3, 2025.

Spirit Airlines, Inc.

By:	/s/ Thomas Canfield
Thomas Canfield
Senior Vice President, General Counsel, & Secretary

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the Registration Statement.